UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

926 Rock Avenue San Jose, California		95131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 28, 2011, Dialogic Inc. (the “Company”) reported its financial results for the three months and year ended December 31, 2010. A copy of the press release issued by the Company on February 28, 2011 concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The press release is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 24, 2011, the Company’s board of directors (the "Board") designated Jean Gagnon as the Company's new principal accounting officer and principal financial officer. As of February 24, 2011, Mr. Gagnon replaced the Company's former chief financial officer officer, Mr. Al Wood, who will be leaving the Company as of March 4, 2011. Mr. Gagnon is 50 years old and has served in various roles with Dialogic Corporation, a British Columbia corporation and wholly owned subsidiary of the Company, since June of 2001. From June 2001 to April 2002 he served as Corporate Controller and from April 2002 to September 2010 he served as Executive Vice-President and Chief Financial Officer. Prior to joining Dialogic Corporation, Mr. Gagnon served as Corporate Controller of Guillevin International from July 1992 through April 2000 and as Finance and Administrative Director at Cenit America from May 2000 to June 2001.

Under the terms of Mr. Gagnon’s existing Employment Agreement (the “Agreement”), which he entered into on November 2, 2009 and amended as of August 1, 2010 with Dialogic Corporation, the Company may terminate Mr. Gagnon’s employment without Cause (as defined in the Agreement) upon at least 60 days written notice to Mr. Gagnon, and Mr. Gagnon may resign upon 60 days written notice to the Company.

Under the terms of the Agreement, Mr. Gagnon is entitled to an annual base salary of CAD $255,900, a car allowance of CAD $7,200 per year (the “Car Allowance”), and will be eligible to receive an annual incentive bonus at the Board’s discretion based on achievement of performance objectives as determined by the Board.

In the event (i) the Company terminates Mr. Gagnon without Cause (as defined in the Agreement), (ii) Mr. Gagnon resigns as a result of the occurrence of an event constituting a Constructive Dismissal (as defined in the Agreement), or (iii) the Company terminates Mr. Gagnon as a result of his Disability (as defined in the Agreement), Mr. Gagnon will continue receiving his base salary, the Car Allowance and continued medical and dental benefits for a period equal to one month for each year of Mr. Gagnon’s service with the Company, calculated from June 26, 2001 with a twelve month minimum and 24 month maximum. In each case, receipt of the severance benefits outlined above by Mr. Gagnon is subject to the execution of a general release in favor of the Company.

The foregoing summary of the Agreement is qualified in its entirety by the agreement, which is attached hereto as Exhibits 10.1and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement with Dialogic Corporation and Jean Gagnon dated November 2, 2009 and First Amendment thereto dated August 1, 2010.

99.1	Press Release, dated February 28, 2011, entitled “Dialogic Inc. Reports Fourth Quarter and Full Year 2010 Financial Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.

Dated: February 28, 2011
	By:	/s/ Eric C. Schlezinger
Eric C. Schlezinger
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement with Dialogic Corporation and Jean Gagnon dated November 2, 2009 and First Amendment thereto dated August 1, 2010.

99.1	Press Release, dated February 28, 2011, entitled “Dialogic Reports Fourth Quarter and Full Year 2010 Financial Results.”